EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of Sequential Brands Group, Inc. (the “Company”) of our report dated April 17, 2013, relating to the financial statements of Brand Matter, LLC, which appears in the Company’s Form 8-K/A filed on May 9, 2013, and to the reference of our firm under the heading “Experts” in the prospectus.

/s/ Mayer Hoffman McCann CPAs
(The New York Practice of Mayer Hoffman McCann P.C.)

New York, New York
September 27, 2013